INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P O BOX A-3617 DPN20-6
CHICAGO, IL 60690


                                                Employer Identification Number:
                                                  36-8149498
Date: February 19, 1992                         File Folder Number:
                                                  360097452
                                                Person to Contact:
                                                  ALEXANDER DOREVITCH
OLD SECOND BANCORP INC                          Contact Telephone Numer:
37 S RIVER ST                                     (312) 886-9592
AURORA, IL 60507                                Plan Name:
                                                  OLD SECOND BANCORP INC SALARY
                                                    SAVINGS PLAN AND TRUST
                                                Plan Number: 003


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on December 19, 1991.

     This letter does not constitue a determination that your plan satisfies the requirements of Code section 401(a)(26).

     This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-41. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-41.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.





                                                  Letter 9315(DO/CG)